CONTACT: Christopher Abate
FOR IMMEDIATE RELEASE	Chief Financial Officer
Redwood Trust, Inc.	(415) 384-3584
Thursday, May 16, 2013
Mike McMahon
Managing Director
(415) 384-3805

REDWOOD TRUST DECLARES $0.28 PER SHARE DIVIDEND FOR THE SECOND QUARTER OF 2013

MILL VALLEY, CA – Thursday, May 16, 2013 – Redwood Trust, Inc. (NYSE:RWT) today announced that its Board of Directors authorized the declaration of a second quarter regular dividend of $0.28 per share. The second quarter 2013 dividend is payable on June 28, 2013 to stockholders of record on June 14, 2013.

“The payment of regular dividends remains a priority for Redwood.  Our second quarter dividend will mark our 56th consecutive quarterly dividend," said Marty Hughes, Redwood's CEO.

For more information about Redwood Trust, Inc., please visit our website at: www.redwoodtrust.com.